Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-283277) on Form S-3 and the registration statements (Nos. 2-50327, 2-53523, 2-95574, 33-27628, 33-32059, 333-32509, 333-90012, 333-139997, 333-163849, 333-179622, 333-215259, 333-222589 and 333-267687) on Form S-8 of our report dated July 1, 2026, with respect to the consolidated financial statements of General Mills, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Minneapolis, Minnesota
July 1, 2026